Exhibit 15.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333 – 141872 and No. 333-136936) and Form S-8 (No. 333-147186) of Navios Maritime Holdings Inc. of our report on Navios Maritime Partners L.P. dated February 23, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F of Navios Maritime Holdings, Inc.
PricewaterhouseCoopers S.A.
Athens, Greece
March 16, 2010